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                                                                    EXHIBIT 21

                                 TRIBUNE COMPANY

                              LIST OF SUBSIDIARIES

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                                                      Jurisdiction of           Other names under which
PUBLISHING                                            Incorporation             Subsidiary does business
----------                                            -------------             ------------------------
Tribune Publishing Company                            Delaware

The Baltimore Sun Company                             Maryland                  The Sun
     Alliance Media, Inc.                             Maryland                  Male and Family, Fifty-Plus, Maryland
                                                                                Job Market, Jubilee
     Homestead Publishing Co.                         Maryland
          Empty Stocking Fund, Inc  .                 Maryland
          Patuxent Publishing Company                 Maryland                  Columbia Flier, Howard County Times,
                                                                                Towson Times, Cantonsville Times,
                                                                                Ownings Mills Times, Arbutus Times,
                                                                                Baltimore Messenger, Northeast Reporter,
                                                                                North County News, Northeast Booster
               Baltimore Newspaper Networks, Inc.     Maryland
     Signs of Distinction, Inc.                       Maryland

Chicago Classifieds, Inc.                             Delaware

Chicago Tribune Company                               Illinois
     Chicago Tribune Newspapers, Inc.                 Illinois                  Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.              Illinois                  Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                   Illinois
     Tribune Direct Marketing, Inc.                   Delaware                  Tribune Direct Marketing
     RELCON, Inc.                                     Delaware

The Daily Press, Inc.                                 Delaware                  Daily Press

E Z Buy & E Z Sell Recycler Corporation               Delaware
     E Z Buy & E Z Sell Recycler Corporation
     of Southern California                           Delaware                  Recycler Classifieds, AutoBuys, AutoTruckBuys,
                                                                                TruckBuys, Big Truck & Equipment, CycleBuys,
                                                                                BoatBuys, RV Buys, Car Buys, Desert Auto Buys,
                                                                                EZ-Ads, AutoPix, Auto Seller, The Renter, Caravan
                                                                                Express, Homes & Open Houses, Greater South  Bay
                                                                                Real Estate Weekly, Orange County Jobs,  Inland
                                                                                Empire Jobs, San Fernando Valley Jobs,
                                                                                Recycler.com

          The Renter, Inc.                            Delaware
          Tillema Publishing, Inc.                    California

The Hartford Courant Company                          Connecticut               Hartford Courant
     Courant Specialty Products, Inc.                 Connecticut
          New Mass. Media, Inc.                       Massachusetts             Valley Advocate, Fairfield Weekly,
                                                                                Westchester Weekly, New Haven
                                                                                Advocate, Hartford Advocate
          Heart & Crown Advertising, Inc.             Connecticut
          TMLH 2, Inc.                                California


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                                                      Jurisdiction of           Other names under which
PUBLISHING                                            Incorporation             Subsidiary does business
----------                                            -------------             ------------------------
JDTV, Inc.                                            Wisconsin

Los Angeles Times Communications LLC                  Delaware                  Los Angeles Times, latimes.com, Times
                                                                                Community News, Our Times, Daily Pilot,
                                                                                Glendale-News Press, The Burbank
                                                                                Leader, The Foothill Leader, Huntington
                                                                                Beach/Fountain Valley Independent,
                                                                                Newport Beach/Costa Mesa Daily Pilot,
                                                                                Independent
     Los Angeles Times Newspapers, Inc.               Delaware                  Los Angeles Times

Orlando Sentinel Communications Company               Delaware                  The Orlando Sentinel; US Express; Family
                                                                                Journal Publications; Black Family Today; Central
                                                                                Florida Family; Central Florida Family Guide;
                                                                                O'Arts; Orlando City Book; Relcon of Florida
     Neocomm, Inc.                                    Delaware                  Neocomm of Delaware, Inc.
     North Avenue Properties, Inc.                    Florida
     Sentinel Communications News                     Delaware
         Ventures, Inc.


The Morning Call, Inc.                                Pennsylvania              Morning Call, Target Select Cable
     Direct Mail Associates, Inc.                     Pennsylvania
     Direct Marketing Distribution, Inc.              Pennsylvania
     Upper Bucks Publishing Company, Inc.             Pennsylvania              Free Press

Premier DataVision, Inc.                              Colorado

Southern Connecticut Newspapers, Inc.                 Connecticut               The Advocate, Greenwich Time
     TMLS I, Inc.                                     California

Sun-Sentinel Company                                  Delaware                  Sun-Sentinel; Gold Coast Labeling;
                                                                                Signs by Sun-Sentinel
     Gold Coast Publications, Inc.                    Delaware                  Gold Coast Shopper; Vital Signs; South
                                                                                Florida Parenting; City Link

Sun-Sentinel Community News Group, Inc.               Delaware

TMD, Inc.                                             Delaware
     Newsday, Inc.                                    New York                  Newsday
          Distribution Systems of America, Inc.       New York
               DSA Community Publishing,              Delaware                  The Yankee Trader, The Marketeer,
               LLC                                                              Results Media, Huntington Pennysaver,
                                                                                Shopper's Guide, This Week
               Hoy, LLC                               New York                  Hoy
               DSA Direct, LLC                        New York

Tribune Media Services, Inc.                          Delaware                  TV Log; TV Week; TV Listings

Tribune Media Net, Inc.                               Delaware

Tribune National Marketing Company                    Delaware


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                                                      Jurisdiction of           Other names under which
BROADCASTING AND ENTERTAINMENT                        Incorporation             subsidiary does business
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
Tribune Broadcasting Company                          Delaware                  Tribune Plus; Tribune Plus Corporate
                                                                                Sales; Tribune Creative Services Group
     Tribune Broadcasting News Network, Inc.          Delaware                  TribNet
     ChicagoLand Television News, Inc.                Delaware                  ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                      Delaware
     ChicagoLand Microwave Licensee, Inc.             Delaware
     Tribune Denver Radio, Inc.                       Delaware                  KOSI; KEZW; KKHK
     WGN Continental Broadcasting Company             Delaware                  WGN-TV; WGN Radio; Tribune Radio Network
     Tribune Entertainment Company                    Delaware
          Magic T Music Publishing Company            Delaware
          Tribune Entertainment Production            Delaware
                  Company
              Chicago River Production Company        Delaware
              435 Production Company                  Delaware
              5800 Sunset Productions Inc.            Delaware
              North Michigan Production Company       Delaware
              Towering T Music Publishing             Delaware
                  Company
     Tribune (FN) Cable Ventures, Inc.                Delaware
     KWGN Inc.                                        Delaware                  KWGN-TV
     Tribune Television New Orleans, Inc.             Delaware                  WGNO-TV; WNOL-TV
     Tribune Television Northwest, Inc.               Delaware                  KCPQ-TV
     KTLA Inc.                                        California                KTLA-TV
     WPIX, Inc.                                       Delaware                  WPIX-TV
     WLVI Inc.                                        Delaware                  WLVI-TV
     Tribune Network Holdings Company                 Delaware
     KSWB Inc.                                        Delaware                  KSWB-TV
     KHWB Inc.                                        Delaware                  KHWB-TV
     Tribune Television Company                       Delaware                  WPMT-TV; WXIN-TV; WTIC-TV; KDAF-TV;
                                                                                WPHL-TV
          Channel 20, Inc.                            Delaware
          Channel 40, Inc.                            Delaware                  KTXL-TV
          Channel 39, Inc.                            Delaware                  WBZL-TV
     Tribune Television Holdings, Inc.                Delaware                  WXMI-TV, KTWB-TV
     WBDC Broadcasting, Inc.                          Delaware                  WBDC-TV
     WEWB, L.L.C.                                     Delaware                  WEWB-TV
     Qwest Broadcasting, L.L.C.                       Delaware                  WATL-TV
Tribune California Properties, Inc.                   Delaware
Chicago National League Ball Club, Inc.               Delaware                  Chicago Cubs
Diana-Quentin, Inc.                                   Illinois

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INTERACTIVE

Tribune Interactive, Inc.                             Delaware                  chicagotribune.com; sun-sentinel.com;
                                                                                orlandosentinel.com; dailypress.com;
                                                                                metromix.com; go2orlando.com; latimes.com
     BlackVoices.com, Inc.                            Delaware

Automotive e-Solutions, L.L.C.                        Delaware


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                                                      Jurisdiction of           Other names under which
MISCELLANEOUS                                         Incorporation             subsidiary does business
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
California Community News Corporation                 Delaware
Candle Holdings Corporation                           Delaware
Chicago Avenue Construction Company                   Illinois
Eagle New Media Investments, LLC                      Delaware
     Newport Media, Inc.                              Delaware
     ValuMail, Inc.                                   Connecticut
Eagle Publishing Investments, LLC                     Delaware
Fortification Holdings Corporation                    Delaware
Fortify Holdings Corporation                          Delaware
GreenCo, Inc.                                         Delaware
Riverwalk Center I Joint Venture                      Florida (Partnership)
Tribune License, Inc.                                 Delaware
Times Mirror Land and Timber Company                  Oregon
Times Mirror Payroll Processing Company               Delaware
Times Mirror Services Company, Inc.                   Delaware
TMCT, LLC                                             Delaware
TMCT II, LLC                                          Delaware
Tribune Finance Service Center, Inc.                  Delaware
Tribune Stock Compensation Fund Partnership           Illinois (Partnership)
Wick Holdings Corporation                             Delaware

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